Exhibit 10.8

NORTH ASIA INVESTMENT CORPORATION

                    , 2008

Kang & Company, Ltd.

Jongro Tower 18F

6 Jongro 2-ga, Jongro-gu

Seoul, Republic of Korea

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of North Asia Investment Corporation (“North Asia”) and continuing until the earlier of the consummation by North Asia of a “Business Combination” or the liquidation of North Asia (in each case as described in the final prospectus relating to North Asia’s IPO, and such earlier date hereinafter referred to as the “Termination Date”), but in no event longer than 36 months from the Effective Date, Kang & Company, Ltd. shall make available to North Asia certain meeting facilities and administrative support services as may be required by North Asia from time to time, situated at Jongro Tower 18F, 6 Jongro 2-ga, Jongro-gu, Seoul, Korea (or any successor location). In exchange therefor, North Asia shall pay Kang & Company, Ltd. the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date.

Very truly yours,

NORTH ASIA INVESTMENT CORPORATION

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

KANG & COMPANY, LTD.

By:
Name:
Title: